UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2010

GSC Investment Corp.
(Exact name of registrant as specified in charter)

Maryland	001-33376	20-8700615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Campus Drive, Suite 220, Florham Park, New Jersey 07932
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 884-6200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates Items 1.01 and 9.01 of the Current Report on Form 8-K filed by GSC Investment Corp. (the “Company”) with the Securities and Exchange Commission (“SEC”) on April 14, 2010 (the “Original Filing”).  On April 14, 2010, certain stockholders affiliated with the Company entered into a Voting and Support Agreement with Saratoga Investment Advisors, LLC in connection with the Stock Purchase Agreement.  The Company did not include this agreement as an exhibit to the Original Filing and is filing this Current Report on Form 8-K/A to include the agreement as an exhibit and to include references thereto in Item 1.01.

Except for the amended and restating the related information included in Item 1.01 and including the Voting and Support Agreement as an exhibit in Item 9.01, this Current  Report on Form 8-K/A continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events.  Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Filing, and such forward-looking statements should be read in their historical context.  This Current Report on Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

Item 1.01  Entry into a Material Definitive Agreement.

On April 14, 2010, the Company entered into a definitive stock purchase agreement (the “Stock Purchase Agreement”) by and among the Company, Saratoga Investment Advisors, LLC (“Saratoga”) and CLO Partners LLC (“CLO Partners”) to issue and sell $15,000,000 in aggregate purchase price of the Company’s common stock, par value $0.0001 per share, at an offering price of $1.52 per share.  Under the terms of the Stock Purchase Agreement and subject to approval by the Company’s stockholders, Saratoga will replace GSC Group as the Company’s external investment manager and administrator.  The closing of the transaction is subject to the satisfaction of certain closing conditions including the approval of certain elements of the transaction by the Company’s stockholders.

The description of the provisions of the Stock Purchase Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in such agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.  The exhibits and schedules to the Stock Purchase Agreement, except as described in the following sentence, have been omitted from the attached Exhibit 10.1.  In connection with the Stock Purchase Agreement and the transactions contemplated thereby, certain stockholders affiliated with the Company entered into a Voting and Support Agreement with Saratoga, which is filed as Exhibit 10.2 to this Form 8-K and incorporated into this Item 1.01 by reference.  Upon request, the Company shall furnish supplementally a copy of any omitted schedule or exhibit to the SEC.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company is offering to sell the shares pursuant to the Stock Purchase Agreement to each of Saratoga and CLO Partners, each of which is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 7.01  Regulation FD Disclosure.

On April 14, 2010, the Company issued a press release regarding the signing of the agreement described above, which is furnished as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of April 14, 2010 among GSC Investment Corp., Saratoga Investment Advisors, LLC and CLO Partners LLC.

10.2	Voting and Support Agreement dated as of April 14, 2010 among certain stockholders affiliated with GSC Investment Corp. and Saratoga Investment Advisors, LLC.

99.1	Press release dated April 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSC Investment Corp.

Date:	June 4, 2010	By:	/s/ Seth M. Katzenstein
			Name:	Seth M. Katzenstein
			Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of April 14, 2010 among GSC Investment Corp., Saratoga Investment Advisors, LLC and CLO Partners LLC.

10.2	Voting and Support Agreement dated as of April 14, 2010 among certain stockholders affiliated with GSC Investment Corp. and Saratoga Investment Advisors, LLC.

99.1	Press release dated April 14, 2010.